                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]     Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Section 240.14a-12


                          ONE VOICE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:_____________________________________________________________

      2)   Aggregate number of securities to which transaction applies:_________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________

      4)   Proposed maximum aggregate value of transaction:_____________________

      5)   Total fee paid:______________________________________________________

[_]   Fee paid previously with preliminary materials.

[_]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:______________________________________________

      2)   Form, Schedule or Registration Statement No.:________________________

      3)   Filing Party:________________________________________________________

      4)   Date Filed:__________________________________________________________

                          ONE VOICE TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 20, 2001


TO THE SHAREHOLDERS OF ONE VOICE TECHNOLOGIES, INC.:


     You are cordially invited to attend the Annual Meeting of Shareholders of One Voice Technologies, Inc. (the "Company"), which will be held at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92122, on Thursday, December 20, 2001, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

     (1) To elect a board of four directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified;

     (2)  To approve our Third Amended and Restated 1999 Stock Option Plan;

     (3) To authorize the issuance of a sufficient number of shares of our common stock to allow us to meet our obligations under a Securities Purchase Agreement with Nevelle Investors LLC, dated October 3, 2000, pursuant to which we issued $2,000,000 in debentures convertible into our common stock and warrants to buy 231,884 shares of our common stock;

     (4) To authorize the issuance of a sufficient number of shares of our common stock to allow us to meet our obligations under a Securities Purchase Agreement with Laurus Master Fund, Ltd., dated September 7, 2001, pursuant to which we issued $600,000 in notes convertible into our common stock and warrants to buy 100,000 shares of our common stock;

     (5) To authorize the issuance of a sufficient number of shares of our common stock to allow us to meet our obligations under a Securities Purchase Agreement with Stonestreet Limited Partnership, dated September 28, 2001, pursuant to which we issued $500,000 in notes convertible into our common stock and warrants to buy 83,333 shares of our common stock;

     (6) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 110,000,000 (100,000,000 of common stock and 10,000,000 of preferred stock);

     (7) To ratify the selection of Stonefield Josephson, Inc. as our auditors for the fiscal year ending December 31, 2001; and

     (8) To transact such other business as may properly come before the meeting or any adjournments thereof.


     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed October 24, 2001 as the record date for this Annual Meeting. Only shareholders of record at the close of business on October 24, 2001 will be entitled to notice of and to vote at this Annual Meeting and at any adjournments thereof.


     It is important that your shares be represented at the meeting regardless of the number of shares you hold. You are invited to attend the meeting in person, but whether or not you plan to attend, please complete, date, sign and return the accompanying proxy via facsimile to (303) 777-3094 or in the enclosed envelope. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.


                    By Order of the Board of Directors

                    Dean Weber
                    Chairman of the Board, President and Chief Executive Officer


6333 Greenwich Drive, Suite 240
San Diego, California 92122
(858) 552-4466
November __, 2001

                          ONE VOICE TECHNOLOGIES, INC.
                         6333 Greenwich Drive, Suite 240
                           San Diego, California 92122

                                ----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 20, 2001

General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of One Voice Technologies, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92122, on Thursday, December 20, 2001, at 10:00 a.m. Pacific time, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy will be mailed on or about November __, 2001 to all shareholders entitled to vote at the Annual Meeting.


Solicitation of Proxies

         We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. The original solicitation of Proxies by mail may be supplemented by solicitation in person, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees. Our officers and employees will not receive any additional compensation for soliciting proxies.


Voting Rights and Outstanding Shares

         The Board of Directors has fixed the close of business on October 24, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, 14,923,586 shares of our common stock, par value $.001 per share, were issued and outstanding. You are entitled to one vote for each share of common stock you hold. Except as described herein, no preemptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.



         The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All Proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All Proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. Proxies returned with respect to shares of our common stock held by Nevelle Investors LLC, Laurus Master Fund, Ltd., Stonestreet Limited Partnership and their affiliates will be counted for purposes of determining a quorum but will not be counted for purposes of determining approval of Proposals 3, 4 and 5.


         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve each proposal. As of the record date, our officers and directors held of record or beneficially 5,850,600 shares (not including options to buy 210,000 shares that are currently exercisable at prices above the market price of the shares) or 39.2% of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Revocation of Proxies

         You may revoke your Proxy at any time before it is voted either by filing with the Secretary of the Company, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

Shareholder Proposals

         The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") is June 15, 2002. The deadline for submitting a shareholder proposal that is not to be included in such proxy statement and proxy is also June 15, 2002. If a shareholder proposal is received after June 15, 2002, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2002 Annual Meeting of Shareholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         In accordance with our Bylaws, the Board of Directors has fixed the number of our directors at four. All four directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors proposes the election of the nominees named below, each of whom is currently a member of our Board of Directors previously elected by shareholders. There is no cumulative voting for the election of directors.


         Unless authorization to do so is withheld, proxies received will be voted FOR the four nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.


         The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

         Name                       Age     Position and Offices Held With the Company
         ----                       ---     ------------------------------------------
         Dean Weber                  39     Chairman of the Board, President, Chief Executive Officer
                                            and Director
         George H. Kaelin, III*      35     Director
         Rahoul Sharan               40     Chief Financial Officer, Secretary, Treasurer and Director
         Bradley J. Ammon*           38     Director

          * Member of the Audit Committee and the Compensation Committee.

         Officers are elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders and hold office until their respective successors are duly elected and qualified, although Dean Weber has an employment agreement and Rahoul Sharan's company has a personal service agreement with us. See "Employment Agreement" and "Personal Service Agreement" under "Executive Compensation" below. There are no family relationships between any of our officers or directors.


Principal Occupations of Each Director

         Dean Weber holds a B.S. in Computer Science from the Central Connecticut State University. With over 19 years of technology experience, Mr. Weber has worked for top IT companies such as United Technologies,

Northrop and Xerox. From 1984 to 1987, Mr. Weber was an engineer for United Technologies in Hartford, Connecticut, where he designed and developed real-time software systems for NASA and U.S. Navy projects. Mr. Weber was then employed by Northrop Corporation in Pico Rivera, California, from 1987 to 1989 where he led an engineering team for the B2 Stealth Bomber project. From 1989 to 1991, Mr. Weber was an independent senior consultant to various companies including Xerox and Rockwell Technologies. From 1991 to 1998, Mr. Weber founded and was President of EditPro Corporation in San Diego, California. At EditPro, Mr. Weber developed and marketed one of the original and first Microsoft Windows based development environment tools for both the English and Japanese marketplaces. In 1996 and 1997, Mr. Weber began developing the origins of the current IVAN program. In 1998, Mr. Weber founded Conversational Systems, Inc., now One Voice Technologies, Inc., in San Diego, California, where he has served as the Company's President since that time. Recently, Mr. Weber was nominated as chairperson and keynote speaker of the Voice-Based Commerce tradeshow held in Chicago in September 2000, where participants included IBM, Lucent, Nuance and Speechworks. Mr. Weber was elected to the Board of Directors in 1999 as Chairman.

         George H. Kaelin, III, received a B.B.A. degree summa cum laude with an emphasis in Business Economics from the University of San Diego. Mr. Kaelin also has a Juris Doctor degree from the University of California, Davis, where he received the American Jurisprudence Award for excellence in Advanced Business Organizations Law. Mr. Kaelin has clerked for the U.S. District Court, Eastern District, for the Honorable Milton L. Schwartz. He also worked with the Alaska Legislature in drafting the Alaskan Non-Profit Corporations Code. Mr. Kaelin is a partner in the San Diego law firm of Endeman, Lincoln, Turek & Heater where he has worked since 1994. He specializes in business and real estate issues. Mr. Kaelin is admitted to practice before all state and federal courts in California and has served as a member of the Enright Inn of Court. Mr. Kaelin serves as a member of the Audit and Compensation Committees and was elected to the Board of Directors in 1999.

         Rahoul Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia. Mr. Sharan was employed by Coopers & Lybrand (now Pricewaterhouse Coopers) from 1984 to 1989. Since 1989, Mr. Sharan has been the President and a Director of KJN Management Ltd., a private company that provides a broad range of administrative, management and financial services to both private and public companies. Mr. Sharan has been a partner in S & P Group, a company that specializes in investment financing for venture capital projects and real estate development and construction, since 1988. Mr. Sharan was also a director of Pacific Northern Ventures, Ltd. from 1989 to 1995, and is President and a Director of Bell Coast Capital Corp., an inactive public company to which Mr. Sharan devotes less than 1% of his time. Mr. Sharan was elected to the Board of Directors in 1999.

         Bradley J. Ammon is a tax attorney in the San Diego law firm of Ernest
S. Ryder & Associates, Inc. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing business plans to minimize worldwide taxation. Before joining the firm, Mr. Ammon was with SAIC as an International Tax Manager. He previously was with KPMG, LLP in the International Corporate Services Department. His principal practice consisted of clients in the information, communications and entertainment ("ICE") industry. Before he joined KPMG, LLP, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon is a member of the Audit and Compensation Committees and was appointed to the Board of Directors in 2000.

Meetings

         The Board of Directors has one regularly scheduled meeting each year, immediately after and at the same place as the annual meeting of shareholders. Additional meetings may be called as the need arises. During the 2000 fiscal year, the Board of Directors held five meetings. All of the members of the Board of Directors were present at each meeting.

Committees

         The Board of Directors has an Audit Committee and a Compensation Committee, both of which were established on June 9, 2000. As set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is included in this Proxy Statement as Exhibit A, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (1) the financial information provided to shareholders and others, (2) systems of internal controls established by management and the Board of Directors and (3) the audit process. The primary function of the Compensation Committee is to establish and administer our executive compensation programs. Messrs. Ammon and Kaelin are the members of both committees and are "independent" as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. During the 2000 fiscal year, each committee met in conjunction with the meetings of the full Board of Directors, of which there were five meetings.

         Report of the Audit Committee. The Audit Committee has reviewed the Company's audited financial statements for fiscal 2000 and discussed them with management.

         The Company's independent auditors, Stonefield Josephson, Inc., have discussed with the Audit Committee matters such as the auditors' role and responsibility in connection with an audit of the Company's financial statements, significant accounting policies, the reasonableness of significant judgments and accounting estimates, significant audit adjustments, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

         The Audit Committee has received from Stonefield Josephson, Inc. written disclosures regarding all relationships between Stonefield Josephson, Inc., its related entities and the Company and its related entities that in the professional judgment of Stonefield Josephson, Inc. may reasonably be thought to bear on independence. Stonefield Josephson, Inc. has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the Securities Act of 1933, as amended, and the Audit Committee has discussed such matters with Stonefield Josephson, Inc.

         The Audit Committee, based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                          George H. Kaelin, III
                                                          Bradley J. Ammon

Director Compensation

         We do not pay compensation for service as a director to persons employed by us. Non-employee directors receive $1,000 for each meeting of the Board of Directors they attend, although Mr. Kaelin has voluntarily agreed to waive any fees otherwise payable to him for attendance at board meetings for fiscal 2001. We pay all out-of-pocket expenses of attendance by directors at the meetings. In addition, each director may receive up to 50,000 options to buy shares of our common stock per year with a maximum holding of 50,000 options per year, and the Chairman of the Board may receive an additional 25,000 options per year. The exercise price and term of these options are determined by the Compensation Committee at the time they are granted.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows the compensation we paid to our Chief Executive Officer and other executive officers who served as such at the end of fiscal 2000 and fiscal 1999 and received compensation over $100,000. For information about compensation that we currently anticipate paying in fiscal 2001 to the individuals named in the table below, please see "Employment Agreement" and "Personal Service Agreement" below.

                                    Annual Compensation                        Long Term Compensation
                              -------------------------------------------------------------------------------------------
                                                                                    Securities
                                                            Other                   Underlying
                                                            Annual      Restricted    Options        LTIP      All Other
  Name & Principal                                       Compensation      Stock       SARs        Payouts   Compensation
      Position       Year    Salary ($)     Bonus ($)        ($)          Awards     (#)/(1)/        ($)         ($)
-------------------------------------------------------------------------------------------------------------------------
Dean Weber, CEO      2000     252,000       75,000            0              0              0         0           0
                     1999     180,000            0            0              0              0/(2)/    0           0

Rahoul Sharan, CFO   2000     180,000       75,000/(3)/       0              0              0         0           0
                     1999     120,000/(3)/       0            0              0         50,000         0           0

(1) Options were granted pursuant to our 1999 Stock Option Plan.
(2) 75,000 options previously granted to Mr. Weber were repudiated by Mr. Weber.
(3) This payment was made through KJN Management Ltd. See "Personal Service Agreement" below.

Employment Agreement

         We entered into a three-year employment agreement with Dean Weber, our Chairman, Chief Executive Officer and President, commencing in July 1999. The Weber employment agreement provides that, in consideration for Mr. Weber's services, he is to be paid an annual salary of $180,000. His salary was increased to $252,000 annually in April 2000, with a $75,000 bonus paid on April 10, 2000. Effective July 1, 2001, Mr. Weber voluntarily agreed to temporarily reduce his annual salary to $216,000. We do not currently anticipate that a bonus will be paid in 2001.

Personal Service Agreement

         We entered into a three-year personal service agreement with KJN Management Ltd. commencing in July 1999 for the services of its Chief Financial Officer, Rahoul Sharan, which provided for the payment of a fee by us to KJN Management Ltd. of $120,000 per year. The service fee was increased to $180,000 per year on April 10, 2000, and we paid a $75,000 bonus to KJN Management Ltd. on April 10, 2000. Effective July 1, 2001, KJN Management Ltd. voluntarily agreed to temporarily reduce its annual service fee to $120,000. We do not currently anticipate that a bonus will be paid in 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information on the beneficial ownership of our voting securities by officers and directors, as well as shareholders who are known by us to own beneficially more than five percent of our common stock, as of October 24, 2001.

                                                                                  Shares Beneficially Owned/(1)/
                                                                                  -------------------------
Title of Class         Name & Address                                               Number             Percent
---------------------- ------------------------------------------------------ ------------------- ----------------
Common                 Dean Weber, Chairman of Board, President, Chief             5,558,000/(2)(3)/        37.2%
                       Executive Officer and Director
                       6333 Greenwich Dr., Ste 240
                       San Diego, CA  92122

Common                 iVantage, Inc.                                              1,600,200/(2)/           10.7%
                       6333 Greenwich Dr., Ste 240
                       San Diego, CA  92122

Common                 Rahoul Sharan, Chief Financial Officer, Secretary,             60,000/(4)/    Less than 1%
                       Treasurer and Director
                       6333 Greenwich Dr., Ste 240
                       San Diego, CA  92122

Common                 George H. Kaelin, III, Consultant to the Company and          345,600/(5)/            2.3%
                       Director
                       6333 Greenwich Dr., Ste 240
                       San Diego, CA  92122

Common                 Bradley J. Ammon, Director                                     75,000/(6)/    Less than 1%
                       6333 Greenwich Dr., Ste 240
                       San Diego, CA 92122

Total securities held by officers and directors as a group (4 people):             6,060,600/(7)/           40.6%

(1) Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 24, 2001 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 14,923,586 shares of common stock outstanding on October 24, 2001, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of October 24, 2001, as described below.
(2) iVantage, Inc. is wholly owned by Dean Weber, our Chairman of the Board, President, Chief Executive Officer, and Director. Mr. Weber is the beneficial owner of the 1,600,200 shares in the name of iVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.
(3)  Includes 1,600,200 shares owned indirectly through iVantage, Inc.
(4) Includes options to buy (i) 50,000 shares at an exercise price of $6.08 per share; and (ii) 10,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.
(5) Includes options to buy (i) 50,000 shares at an exercise price of $6.08 per share; (ii) 10,000 shares at an exercise price of $2.00 per share; and
     (iii) 15,000 shares at an exercise price of $1.75 per share. These options are currently exercisable.
(6) Includes options to buy (i) 50,000 shares at an exercise price of $8.75 per share; and (ii) 25,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.
(7) Includes options to buy 210,000 shares that are currently exercisable at prices above the market price of the shares.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2000 and prior fiscal years ended December 31, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with except as follows:
Form 3 filings for Dean Weber, George H. Kaelin, III, and Rahoul Sharan due on December 16, 1999, and the Form 3 for Bradley J. Ammon due on June 19, 2000, were each filed on August 11, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our chief executive officer, Mr. Weber, advanced $4,500 to the Company for the purchase of a computer. Our chief financial officer, Mr. Sharan, advanced $10,000 to the Company for travel expenses. Both of these cash advances occurred in July 1999 and were recorded on our financial statements as current liabilities with no written or verbal agreement regarding loan terms of repayment or stated interest rate. We repaid the advances on July 14, 2000.

         In May 1999, a group of officers, directors and shareholders of Dead On, Inc., our former corporate entity, formed a new company, Dead On Acquisition Company, a California corporation. After the formation of Dead On Acquisition Company, the group transferred 6,075,000 shares of our common stock to Dead On Acquisition Company in exchange for shares of Dead On Acquisition Company stock.

         On July 14, 1999, 150,000 restricted shares of our common stock were issued as a commission to Compass Investment Management, a non-affiliated entity, for services rendered in connection with a July 1999 private placement.

         On May 14, 1999, we sold all of our operating assets and liabilities relating to the discontinued operations of our apparel, accessory, and sports equipment division to Dead On Acquisition Company for $1.00 per an agreement for acquisition resulting in a gain of $91,785 and a provision for operating losses of $110,788, equaling a net financial statement loss of $19,003.

                                   PROPOSAL 2
        APPROVAL OF OUR THIRD AMENDED AND RESTATED 1999 STOCK OPTION PLAN

         On October 2, 2001, the Board of Directors adopted, subject to shareholder approval and approval by the California Department of Corporations, the Third Amended and Restated 1999 Stock Option Plan (the "1999 Plan") to increase (i) the maximum number of shares of common stock authorized for issuance over the term of the 1999 Plan from 1,500,000 to 3,000,000, and (ii) the limit on the number of options that may be granted to an employee in any one year period from 350,000 to 500,000. We do not currently have any plans, proposals or arrangements to award any of the additional options that would be authorized under the amended plan. Rather, we are seeking approval for the increase at this time to provide us with the flexibility to issue additional options if necessary or advisable, in the determination of the Board of Directors and/or the Compensation Committee, to acquire and/or retain qualified employees and management and to offer employees and management a competitive compensation structure.

         The following is a summary of the principal features of the 1999 Plan that will become effective upon shareholder approval of this proposal and approval of the amended 1999 Plan by the California Department of Corporations. The summary, however, is not a complete description of all of the provisions of the 1999 Plan. A copy of the 1999 Plan, as amended, is included with this Proxy Statement as Exhibit B. We intend to file an amended Form S-8 with the SEC to register the additional 1,500,000 shares under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval of the amended 1999 Plan.

Administration

         The 1999 Plan is administered by the Board of Directors or a committee of two or more members appointed by the Board of Directors who are non-employee directors. The committee has the sole discretion and authority to grant options under the 1999 Plan to eligible participants rendering services to the Company, at such times, under such terms and in such amounts as it may decide.

Eligibility

         All directors, officers, employees of and consultants to the Company, relative to our management, operation or development, are eligible to receive options under the 1999 Plan. The selection of recipients of options is within the sole and absolute discretion of the committee. No employee shall be granted more than 500,000 options in any one-year period.

Identification of Stock

         The stock subject to the options shall be shares of our authorized but unissued or acquired or reacquired common stock. The aggregate number of shares subject to outstanding options shall not exceed 3,000,000 shares (subject to adjustment upon certain events including, but not limited to, a stock split, reverse stock split, recapitalization or payment of a stock dividend). Notwithstanding the above, at no time shall the total number of shares of common stock issuable upon exercise of all outstanding options and the total number of shares of stock provided for under any stock bonus or similar plan of the Company exceed 30% as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10, California Code of Regulations, based on the shares of the Company outstanding at the time the calculation is made.

Terms

         Options may be granted at an exercise price determined by the committee, subject to certain limitations set forth in the 1999 Plan. No granted option will have a term of more than 10 years. Upon cessation of service, the optionee will generally have three months from the date of termination of eligibility to exercise any vested options. Options granted shall generally be exercisable or "vest" at the rate of at least 20% per year over the five-year period beginning on the date the option is granted.

Valuation

         If our common stock is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, the fair market value per share of common stock on any relevant date under the 1999 Plan will be determined by the committee after taking into account such factors as the committee deems appropriate. If the common stock is not listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall generally be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price). If the common stock is listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price on the stock exchange determined by the committee to be the primary market for the common stock. As of November 9, 2001, the closing sale price of our common stock as quoted on the Nasdaq Small Cap Market was $0.25 per share.

Federal Income Tax Information

         Incentive stock options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax that is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.


         Nonstatutory stock options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

         Potential limitation on Company deductions. Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) either (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the shareholders, (iii) the option is granted by a compensation committee comprised solely of outside directors and is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain and approved by the shareholders.


         For the aforementioned reasons, our 1999 Plan provides for an annual per employee limitation as required under Section 162(m) and our compensation committee is comprised solely of outside directors.

         Other tax consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1999 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1999 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3

    TO AUTHORIZE THE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES OF OUR COMMON
      STOCK TO ALLOW US TO MEET OUR OBLIGATIONS UNDER A SECURITIES PURCHASE AGREEMENT WITH NEVELLE INVESTORS LLC, DATED OCTOBER 3, 2000, PURSUANT TO
   WHICH WE ISSUED $2,000,000 IN DEBENTURES CONVERTIBLE INTO OUR COMMON STOCK
             AND WARRANTS TO BUY 231,884 SHARES OF OUR COMMON STOCK

Financing Terms

         To obtain financing to help support our operations, we entered into a Securities Purchase Agreement with Nevelle Investors LLC ("Nevelle") on October 3, 2000 for the sale of (i) $2,000,000 in convertible debentures and (ii) warrants to buy 231,884 shares of our common stock.

         The debentures bear interest at 5%, mature on October 3, 2003, and are convertible into our common stock, at Nevelle's option, at the lesser of: (i) $9.76, or (ii) the average of the seven lowest per share market values during the 50 trading days immediately before the applicable conversion date. The warrants may be exercised at an exercise price of $9.76 per share at any time through and including October 3, 2005. The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide outstanding shares of common stock into a larger number of shares, combine outstanding shares of common stock into a smaller number of shares, or take such other actions as would otherwise result in dilution of Nevelle's position.

         For an additional purchase price of $100, we also issued to Nevelle a conditional warrant to buy additional convertible debentures in four tranches up to an additional aggregate principal amount of $8,000,000 and additional warrants to buy shares of our common stock. The conditional warrant expired on October 3, 2001.

         A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC on November 14, 2000 as an exhibit to our Form 10-QSB. A registration statement relating to the shares issuable upon conversion of the debentures and exercise of the warrants was filed with the SEC on November 20, 2000. You can obtain a copy of these documents by visiting the EDGAR Database on the SEC's Internet site at http://www.sec.gov or upon written
                                             ------------------
request to the Secretary of the Company, at our principal executive offices, located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

Sample Conversion Calculation

         The number of shares of common stock issuable upon a conversion of a debenture is determined by adding the sum of (i) the quotient obtained by dividing (x) the outstanding principal amount of the debenture to be converted and (y) the conversion price, and (ii) the amount equal to the quotient obtained by dividing (I) the product of (x) the outstanding principal amount of the debenture to be converted by (y) the product of (1) the quotient obtained by dividing .05 by 360 and (2) the number of days for which such principal amount was outstanding, by (II) the conversion price on the conversion date.

         For example, assuming conversion of $1,000,000 of debentures on November 9, 2001 (403 days from the date of issuance), a conversion price of $0.254 per share, and the payment of interest due on the conversion date in additional shares rather than in cash, the number of shares issuable upon conversion would be:

               $1,000,000 + $1,000,000 (.05/360 x 403) = 4,157,371 shares
               -----------  --------------------------
                 $0.254               $0.254

Requirements for Shareholder Approval

         Our common stock is listed on the Nasdaq Small Cap Market. Nasdaq has established rules of corporate governance that must be followed by all issuers whose securities are listed on Nasdaq. Pursuant to these rules, we are required to obtain shareholder approval before the issuance of securities in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

          Likewise, the debentures and warrants, by their terms, prohibit us from issuing more than 2,534,085 shares of common stock (which was equal to 19.999% of the number of shares of common stock outstanding immediately before the close of the transaction with Nevelle) upon conversion of the debentures and warrants without shareholder approval.

         From October 3, 2000 through November 9, 2001, Nevelle had converted $1,000,000 of the outstanding debentures into 1,176,241 shares of our common stock and $1,000,000 of the debentures remained outstanding. Since the amount of shares of common stock issued upon the conversion of the first $1,000,000 of debentures did not exceed the Nasdaq 20% limitation or the share limitation under the terms of the debentures and warrants, we did not seek shareholder approval before the issuance of those shares.

         As of November 9, 2001, there were 15,197,386 shares of our common stock issued and outstanding, 20% of which would equal 3,039,477 shares. After taking into account the 1,176,241 shares previously issued upon conversion of the first $1,000,000 of debentures, we may only issue an additional 1,863,236 shares under the Nasdaq 20% limitation and 1,357,844 shares under the share limitation in the debentures and warrants without shareholder approval. As of November 9, 2001, however, the remaining $1,000,000 convertible debentures would be convertible into 4,157,371 shares of common stock as shown above. Together with the warrants to buy 231,884 shares, the total amount issuable to Nevelle would be 4,389,255.

         In view of the requirements of Nasdaq, the terms of the debentures and warrants and our current stock price, we are requesting that shareholders authorize the issuance of that number of shares of our common stock as may, from time to time, be necessary to allow us to comply with our obligations to issue common stock upon conversion of the debentures and exercise of the warrants. As noted earlier, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve each proposal. As of the record date, our officers and directors held of record or beneficially 5,850,600 shares (not including options to buy 210,000 shares that are currently exercisable at prices above the market price of the shares) or 39.2% of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Consequences of this Proposal

         Should our shareholders fail to approve this proposal, we may be unable to issue the total number of shares of common stock issuable upon conversion of the debentures and exercise of the warrants. Under the terms of the debenture, we would then have to pay to Nevelle in cash, with respect to the number of shares we are unable to issue upon conversion of the debentures, an amount equal to the greater of (A) 120% of the principal amount of the debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of the debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the conversion price on (x) the date the prepayment amount is demanded or otherwise due or (y) the date the prepayment amount is paid in full, whichever is less, multiplied by the per share market value on (x) the date the prepayment amount is demanded or otherwise due or (y) the date the prepayment amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such debentures.

         As of November 9, 2001, we would be unable to issue 2,799,527 shares of the 4,157,371 shares of common stock into which the remaining $1,000,000 convertible debentures would be convertible. Based on the calculation above, this would result in a cash payment of approximately $846,000 under the terms of the debenture. We also would be unable to issue the 231,884 shares upon exercise of the warrants. However, no cash or other payment would be required under the terms of the warrant. Furthermore, based on the market price of the shares of $0.25 on

November 9, 2001 and the exercise price of the warrants of $9.76, we believe it is unlikely that the warrants would be exercised in the near term.

         We may or may not have sufficient cash on hand at any time to make any required cash payments to Nevelle if this proposal is not approved by the required number of our shareholders. If we were to fail to pay the amount due in cash within seven days, we would be required, pursuant to the terms of the debentures, to pay interest on the amount owing at 14% per annum or the maximum rate then permitted by applicable law. Failure to do so would be an event of default under the debenture and the full principal amount of the debenture in question (and, at Nevelle's option, all other debentures held by Nevelle), together with interest and all other amounts owing, would become immediately due and payable. If we default under the terms of the debenture, our business operations and financial condition could be materially adversely affected. Our credit, and thus our ability to obtain future financing, would be adversely affected. Furthermore, a default on the debenture could result in litigation and liens on our assets. Any cash payment we were able to make would reduce our amount of cash on hand and could affect our ability to meet other obligations as they come due. As of November 9, 2001, we had approximately $1,228,641 in cash on hand.

         Our failure to obtain shareholder approval before the issuance of the common stock underlying the debentures and warrants could also result in our common stock being delisted by Nasdaq for not complying with the Nasdaq 20% limitation. If our shares are delisted from the Nasdaq Small Cap Market, the marketability and liquidity of our shares would be adversely affected.

         Should our shareholders approve this proposal, then the convertible debentures would, at Nevelle's option, be convertible into shares of common stock and the warrants would be exercisable for shares of common stock. As described above, the number of shares of common stock into which the convertible debentures are convertible is based on the market price of our common stock. As the market price of our common stock decreases, the number of shares we will have to issue upon conversion of the debentures will increase, as illustrated in the following table:

              Conversion Price     Total Number of Shares Issuable   % of Outstanding Common Stock That
                                      (Including Warrants)/(1)/         Would Be Held by Nevelle/(3)/
          ----------------------------------------------------------------------------------------------
                      $0.254/(2)/            4,389,255                            22.4%
                      $0.191                 5,760,533                            27.5%
                      $0.127                 8,546,624                            36.0%
                      $0.06                 17,831,418                            54.0%

         (1) Based on conversion of remaining $1,000,000 debentures, payment of interest in shares of common stock and principal outstanding from the date of issuance on October 3, 2000 until November 9, 2001, and the exercise of warrants to buy 231,884 shares of common stock.

         (2) Conversion price on November 9, 2001. Other conversion prices are based on a 25%, 50% and 75% drop in our stock price of November 9, 2001.

         (3) Based on common stock outstanding as of November 9, 2001. Nevelle has sold all of the 1,176,241 shares it received upon conversion of the first $1,000,000 of the debentures.

         The actual number of shares of common stock that we may need to issue upon conversion of the debentures is indeterminate, and is subject to a number of factors, including the future market price of our common stock and the length of time the debentures are held before being converted, which affects the amount of shares issuable for payment of interest due. The future issuance of these additional shares, together with any shares to be issued pursuant to Proposals 4 and 5 described below, will result in dilution to our shareholders, which dilution may be substantial under certain market conditions. While the issuance of these additional shares could also result in a change of control based on the percentages shown, we believe, based on Nevelle's past practice of reselling any shares issued on conversion of the debentures shortly after issuance, that Nevelle does not desire to take a controlling interest in the Company. Of course, there is no guarantee that Nevelle will continue its past practices and that a change in control will not occur. As of November 9, 2001, Nevelle had sold all of the 1,176,241 shares it received upon conversion of the first $1,000,000 of the debentures and did not hold any outstanding shares of our common stock.

         Consequences of this Proposal and Proposals 4 and 5. In addition to this proposal, we are also seeking your approval to authorize the issuance of shares of our common stock in connection with two other financings involving convertible notes and warrants. The terms of these financings are described below under Proposals 4 and 5. You should take into consideration the combined effect on our capital structure of each of these proposals when deciding on how to vote.

         The following table shows the combined number of shares of our common stock that may be issuable under Proposals 3, 4 and 5 based on various share prices:

                                Total # of Shares Issuable (Including Warrants)/(1)/ based on:

                  Conversion Price as    25% Decline in Share    50% Decline in Share      75% Decline in Share
                      of 11/09/01         Price of 11/09/01        Price of 11/09/01         Price of 11/09/01
-----------------------------------------------------------------------------------------------------------------
Proposal 3             4,389,255              5,760,533                8,564,624                17,831,418

Proposal 4             2,682,130              3,542,840                5,164,260                10,328,520

Proposal 5             2,606,893              3,448,080                5,130,453                10,177,573
                       ---------             ----------                ---------                ----------

Total                  9,678,278             12,751,453               18,859,337                38,337,511
                       =========             ==========               ==========                ==========

% of
Outstanding
Common Stock/(2)/             38.9%                  45.6%                    55.4%                     71.6%

         (1) Based on conversion of total amount of notes or debentures outstanding, payment of interest in shares of common stock and principal outstanding from the date of issuance until November 9, 2001, and the exercise of all warrants to buy shares of common stock.

         (2) Represents the amount the total amount would represent of our common stock outstanding based on the common stock outstanding as of November 9, 2001.

         Depending on the actual number of shares we are required to issue under the financings described in Proposals 3, 4 and 5, we may not have a sufficient number of shares of common stock authorized for such issuances. As a result, on November 14, 2001, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 110,000,000 (100,000,000 of common stock and 10,000,000 of preferred stock)
subject to shareholder approval. Please see Proposal 6 below pursuant to which we are seeking shareholder approval of this amendment to our Articles of Incorporation. Please keep in mind that if you approve Proposals 3, 4 and 5 but do not approve Proposal 6, we may not be able to meet our obligations under the financings because we may not have a sufficient number of authorized shares to issue upon the conversions of the notes and debentures or exercise of the warrants.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

                                   PROPOSAL 4


    TO AUTHORIZE THE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES OF OUR COMMON
     STOCK TO ALLOW US TO MEET OUR OBLIGATIONS UNDER A SECURITIES PURCHASE AGREEMENT WITH LAURUS MASTER FUND, LTD., DATED SEPTEMBER 7, 2001, PURSUANT TO
     WHICH WE ISSUED $600,000 IN NOTES CONVERTIBLE INTO OUR COMMON STOCK AND
               WARRANTS TO BUY 100,000 SHARES OF OUR COMMON STOCK

Financing Terms

         To obtain funding for the launch of our MobileVoice Applications, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a private equity fund ("Laurus"), on September 7, 2001 for the sale of (i) $600,000 in convertible notes and (ii) warrants to buy 100,000 shares of our common stock.

         The notes bear interest at 8%, mature on September 7, 2003, and are convertible into shares of our common stock, at Laurus' option, at the lesser of: (i) $0.51 or (ii) 80% of the average of the three lowest closing prices for the common stock for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 7, 2003 without the consent of the holder. The warrant is exercisable until September 7, 2006 at a purchase price of the lesser of: (i) $0.82 per share or (ii) 120% of the average of the three lowest closing prices for the common stock for the 10 trading days immediately preceding the date of the exercise of the warrant.

         The conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of Laurus' position.

         A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC on September 21, 2001 as an exhibit to our Form SB-2 relating to the shares issuable upon conversion of the notes and exercise of the warrants. You can obtain a copy of these documents by visiting the EDGAR Database on the SEC's Internet site at http://www.sec.gov or upon written
                                       ------------------
request to the Secretary of the Company, at our principal executive offices, located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

Sample Conversion Calculation

         The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. For example, assuming conversion of $508,000 of notes on November 9, 2001, a conversion price of $0.20 per share, and the payment of accrued interest in the approximate amount of $8,426 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

                      $508,000 + $8,426 = 2,582,130 shares
                      -----------------
                            $0.20

Requirements for Shareholder Approval

         Our common stock is listed on the Nasdaq Small Cap Market. Nasdaq has established rules of corporate governance that must be followed by all issuers whose securities are listed on Nasdaq. Pursuant to these rules, we are required to obtain shareholder approval before the issuance of securities in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

         Likewise, the Securities Purchase Agreement, by its terms, prohibits Laurus from receiving more than 2,895,381 shares of common stock (which was equal to 19.9% of the number of shares of common stock outstanding on the closing date of the transaction with Laurus) upon conversion of the notes without shareholder approval. Furthermore, if the share price of our common stock is less than $0.25 per share for three consecutive trading days, under the terms of the Securities Purchase Agreement we must obtain shareholder approval of the issuance of the shares issuable upon conversion of the notes and exercise of the warrants within 90 days. On November 14, 2001, our common stock traded below $0.25 per share for the third consecutive trading day.

         From September 7, 2001 through November 9, 2001, Laurus had converted approximately $92,000 of the outstanding notes into 402,900 shares of our common stock and approximately $508,000 of the notes remained outstanding. Since the amount of shares of common stock issued upon the conversion of the first $92,000 of notes did not exceed the Nasdaq 20% limitation or the share limitation under the terms of the Securities Purchase Agreement, we did not seek shareholder approval before the issuance of those shares.

         As of November 9, 2001, there were 15,197,386 shares of our common stock issued and outstanding, 20% of which would equal 3,039,477 shares. After taking into account the 402,900 shares previously issued upon conversion of the first $92,000 of notes, we may only issue an additional 2,636,577 shares under the Nasdaq 20% limitation and 2,492,481 shares under the share limitation in the Securities Purchase Agreement without shareholder approval. As of November 9, 2001, the remaining $508,000 convertible notes would be convertible into 2,582,130 shares of common stock as shown above. Together with the warrants to buy 100,000 shares, the total amount issuable to Laurus would be 2,682,130.

         In view of the requirements of Nasdaq, the terms of the Securities Purchase Agreement and our current stock price, we are requesting that shareholders authorize the issuance of that number of shares of our common stock as may, from time to time, be necessary to allow us to comply with our obligations to issue common stock upon conversion of the notes and exercise of the warrants. As noted earlier, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve each proposal. As of the record date, our officers and directors held of record or beneficially 5,850,600 shares (not including options to buy 210,000 shares that are currently exercisable at prices above the market price of the shares) or 39.2% of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Consequences of this Proposal

         Should our shareholders fail to approve this proposal, we may be unable to issue the total number of shares of common stock issuable upon conversion of the notes and exercise of the warrants. Under the terms of the Securities Purchase Agreement, Laurus may then require us to pay in cash, with respect to the number of shares we are unable to issue upon conversion of the notes, an amount equal to the principal of the note required to be converted and not so converted multiplied by 130%, together with accrued but unpaid interest thereon.

         As of November 9, 2001, we would be unable to issue 89,649 shares of the 2,582,130 shares of common stock into which the remaining $508,000 convertible notes would be convertible. Based on the calculation above, this would result in a cash payment of approximately $22,930 under the terms of the Securities Purchase Agreement. We also would be unable to issue the 100,000 shares upon exercise of the warrants. However, no cash or other payment would be required under the terms of the warrant.

         We may or may not have sufficient cash on hand at any time to make any required cash payments to Laurus if this proposal is not approved by the required number of our shareholders. If we were to fail to pay the amount due in cash within five days, we would be required, pursuant to the terms of the Securities Purchase Agreement, to pay late payments in the amount of $100 per business day for each $10,000 in principal being converted or redeemed. Failure to do so would be an event of default under the note and the full principal amount of the note in question, together with interest and all other amounts owing, would become immediately due and payable. If we default under the terms of the note, our business operations and financial condition could be materially adversely affected. Our credit, and thus our ability to obtain future financing, would be adversely affected. Furthermore, a default on the note could result in litigation and liens on our assets. Any cash payment we were able to make would reduce our amount of cash on hand and could affect our ability to meet other obligations as they come due. As of November 9, 2001, we had approximately $1,228,641 in cash on hand.

         Furthermore, our failure to obtain shareholder approval within 90 days from November 14, 2001 (the third consecutive day our stock traded below $0.25) would be an event of default under the terms of the Securities Purchase Agreement and, at Laurus' option, the principal and interest then remaining on the notes and all other amounts payable, would become immediately due and payable.

         Our failure to obtain shareholder approval before the issuance of the common stock underlying the notes and warrants could also result in our common stock being delisted by Nasdaq for not complying with the Nasdaq 20% limitation. If our shares are delisted from the Nasdaq Small Cap Market, the marketability and liquidity of our shares would be adversely affected.

         Should our shareholders approve this proposal, then the convertible notes would, at Laurus' option, be convertible into shares of common stock and the warrants would be exercisable for shares of common stock. As described above, the number of shares of common stock into which the convertible notes are convertible is based on the market price of our common stock. As the market price of our common stock decreases, the number of shares we will have to issue upon conversion of the notes will increase, as illustrated in the following table:

          Conversion Price     Total Number of Shares Issuable     % of Outstanding Common Stock That
                                  (Including Warrants)/(1)/            Would Be Held by Laurus/(3)/
         ------------------------------------------------------------------------------------------------
             $0.20/(2)/                  2,682,130                              15.0%
             $0.15                       3,542,840                              18.9%
             $0.10                       5,164,260                              25.4%
             $0.05                      10,328,520                              40.5%

         (1) Based on conversion of remaining $508,000 in notes, payment of accrued interest of approximately $8,426 as of November 9, 2001 in shares of common stock, and the exercise of warrants to buy 100,000 shares of common stock.

         (2) Conversion price on November 9, 2001. Other conversion prices are based on a 25%, 50% and 75% drop in our stock price of November 9, 2001.

         (3) Based on common stock outstanding as of November 9, 2001. Laurus has sold all of the 402,900 shares it received upon conversion of approximately $92,000 of the notes.

         The actual number of shares of common stock that we may need to issue upon conversion of the notes is indeterminate, and is subject to a number of factors, including the future market price of our common stock and the length of time the notes are held before being converted, which affects the amount of shares issuable for payment of interest due. The future issuance of these additional shares, together with any shares to be issued pursuant to Proposals 3 and 5 described herein, will result in dilution to our shareholders, which dilution may be substantial under certain market conditions. While the issuance of these additional shares could also result in a change of control based on the percentages shown, we believe, based on Laurus' past practice of reselling any shares issued on conversion of the notes shortly after issuance, that Laurus does not desire to take a controlling interest in the Company. Of course, there is no guarantee that Laurus will continue its past practices and that a change in control will not occur. As of November 9, 2001, Laurus had sold all of the 402,900 shares it received upon conversion of approximately $92,000 of the notes and did not hold any outstanding shares of our common stock.

         Consequences of this Proposal and Proposals 3 and 5. In addition to this proposal, we are also seeking your approval to authorize the issuance of shares of our common stock in connection with two other financings involving convertible notes or debentures and warrants. The terms of these financings are described herein under Proposals 3 and 5. You should take into consideration the combined effect on our capital structure of each of these proposals when deciding on how to vote.

         The following table shows the combined number of shares of our common stock that may be issuable under Proposals 3, 4 and 5 based on various share prices:

                                 Total # of Shares Issuable (Including Warrants)/(1)/ based on:

                   Conversion Price     25% Decline in Share     50% Decline in Share      75% Decline in Share
                    as of 11/09/01        Price of 11/09/01        Price of 11/09/01         Price of 11/09/01
-------------------------------------------------------------------------------------------------------------------
Proposal 3             4,389,255              5,760,533                8,564,624                17,831,418
Proposal 4             2,682,130              3,542,840                5,164,260                10,328,520
Proposal 5             2,606,893              3,448,080                5,130,453                10,177,573
                       ---------             ----------               ----------                ----------
Total                  9,678,278             12,751,453               18,859,337                38,337,511
                       =========             ==========               ==========                ==========
% of
Outstanding
Common
Stock/(2)/                  38.9%                  45.6%                    55.4%                     71.6%

         (1) Based on conversion of total amount of notes or debentures outstanding, payment of interest in shares of common stock and principal outstanding from the date of issuance until November 9, 2001, and the exercise of all warrants to buy shares of common stock.

         (2) Represents the amount the total amount would represent of our common stock outstanding based on the common stock outstanding as of November 9, 2001.

         Depending on the actual number of shares we are required to issue under the financings described in Proposals 3, 4 and 5, we may not have a sufficient number of shares of common stock authorized for such issuances. As a result, on November 14, 2001, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 110,000,000 (100,000,000 of common stock and 10,000,000 of preferred stock)
subject to shareholder approval. Please see Proposal 6 below pursuant to which we are seeking shareholder approval of this amendment to our Articles of Incorporation. Please keep in mind that if you approve Proposals 3, 4 and 5 but do not approve Proposal 6, we may not be able to meet our obligations under the financings because we may not have a sufficient number of authorized shares to issue upon the conversions of the notes and debentures or exercise of the warrants.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4.

                                   PROPOSAL 5

       TO AUTHORIZE THE ISSUANCE OF A SUFFICIENT NUMBER OF SHARES OF OUR
  COMMON STOCK TO ALLOW US TO MEET OUR OBLIGATIONS UNDER A SECURITIES PURCHASE
   AGREEMENT WITH STONESTREET LIMITED PARTNERSHIP, DATED SEPTEMBER 28, 2001, PURSUANT TO WHICH WE ISSUED $500,000 IN NOTES CONVERTIBLE INTO OUR COMMON STOCK
             AND WARRANTS TO BUY 83,333 SHARES OF OUR COMMON STOCK

Financing Terms

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Stonestreet Limited Partnership ("Stonestreet") on September 28, 2001 for the sale of (i) $500,000 in convertible notes and (ii) a warrant to buy 83,333 shares of our common stock.

         The notes bear interest at 8%, mature on September 28, 2003, and are convertible into our common stock, at Stonestreet's option, at the lower of (i) $.34 or (ii) 80% of the average of the three lowest closing prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 28, 2003 without the consent of the holder. The warrant is exercisable until September 28, 2006 at a purchase price of the lesser of (i) $.515 per share or (ii) 120% of the average of the three lowest closing prices for the common stock for the 10 trading days immediately preceding the date of the exercise of the warrant.

         The conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of Laurus' position.

         A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC on October 11, 2001 as an exhibit to our Form SB-2 relating to the shares issuable upon conversion of the notes and exercise of the warrants. This registration statement is not yet effective. You can obtain a copy of these documents by visiting the EDGAR Database on the SEC's Internet site at http://www.sec.gov or upon written request to the Secretary of
                 ------------------
the Company, at our principal executive offices, located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

Sample Conversion Calculation

         The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. For example, assuming conversion of $500,000 of notes on November 9, 2001, a conversion price of $0.20 per share, and the payment of accrued interest in the approximate amount of $4,712 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

                      $500,000 + $4,712 = 2,523,560 shares
                      -----------------
                             $0.20

Requirements for Shareholder Approval

         Our common stock is listed on the Nasdaq Small Cap Market. Nasdaq has established rules of corporate governance that must be followed by all issuers whose securities are listed on Nasdaq. Pursuant to these rules, we are required to obtain shareholder approval before the issuance of securities in connection with a transaction, other than a public offering, involving the sale or issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

         Likewise, the Securities Purchase Agreement, by its terms, prohibits Stonestreet from receiving more than 2,917,271 shares of common stock (which was equal to 19.9% of the number of shares of common stock outstanding on the closing date of the transaction with Stonestreet) upon conversion of the notes without shareholder approval. Furthermore, if the share price of our common stock is less than $0.25 per share for three consecutive trading days, under the terms of the Securities Purchase Agreement we must obtain shareholder approval of the issuance of the shares issuable upon conversion of the notes and exercise of the warrants within 90 days. On November 14, 2001, our common stock traded below $0.25 per share for the third consecutive trading day.

         As of November 9, 2001, Stonestreet had not converted any of the notes nor had it exercised any of the warrants.

         As of November 9, 2001, there were 15,197,386 shares of our common stock issued and outstanding, 20% of which would equal 3,039,477 shares. Thus, we may only issue up to 3,039,477 shares under the Nasdaq 20% limitation and 2,917,271 shares under the share limitation in the Securities Purchase Agreement without shareholder approval. As of November 9, 2001, the $500,000 in convertible notes would be convertible into 2,523,560 shares of common stock as shown above. Together with the warrants to buy 83,333 shares, the total amount issuable to Stonestreet would be 2,606,893. While this amount is currently less than the Nasdaq 20% limitation and the share limitation in the Securities Purchase Agreement, the amount issuable to Stonestreet may increase and exceed these limitations if our share price declines. Even if this does not occur, we must still seek shareholder approval since our share price has traded below $0.25 for three consecutive days.

         In view of the requirements of Nasdaq, the terms of the Securities Purchase Agreement and our current stock price, we are requesting that shareholders authorize the issuance of that number of shares of our common stock as may, from time to time, be necessary to allow us to comply with our obligations to issue common stock upon conversion of the notes and exercise of the warrants. As noted earlier, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve each proposal. As of the record date, our officers and directors held of record or beneficially 5,850,600 shares (not including options to buy 210,000 shares that are currently exercisable at prices above the market price of the shares) or 39.2% of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Consequences of this Proposal

         Should our shareholders fail to approve this proposal, we may be unable to issue the total number of shares of common stock issuable upon conversion of the notes and exercise of the warrants. Under the terms of the Securities Purchase Agreement, Stonestreet may then require us to pay in cash, with respect to the number of shares we are unable to issue upon conversion of the notes, an amount equal to the principal of the note required to be converted and not so converted multiplied by 130%, together with accrued but unpaid interest thereon. As of November 9, 2001, we would be able to issue all of the shares of common stock into which the notes would be convertible and thus no cash payment would be required. There is no guarantee, however, that this will always be the case, especially in the event of a decline in our share price.

         We may or may not have sufficient cash on hand at any time to make any required cash payments to Stonestreet if this proposal is not approved by the required number of our shareholders. If we were to fail to pay an amount due in cash within five days, we would be required, pursuant to the terms of the Securities Purchase Agreement, to pay late payments in the amount of $100 per business day for each $10,000 in principal being converted or redeemed. Failure to do so would be an event of default under the note and the full principal amount of the note in question, together with interest and all other amounts owing, would become immediately due and payable. If we default under the terms of the note, our business operations and financial condition could be materially adversely affected. Our credit, and thus our ability to obtain future financing, would be adversely affected. Furthermore, a default on the note could result in litigation and liens on our assets. Any cash payment we were able to make would reduce our amount of cash on hand and could affect our ability to meet other obligations as they come due. As of November 9, 2001, we had approximately $1,228,641 in cash on hand.

         Furthermore, our failure to obtain shareholder approval within 90 days from November 14, 2001 (the third consecutive day our stock traded below $0.25) would be an event of default under the terms of the Securities Purchase Agreement and, at Stonestreet's option, the principal and interest then remaining on the note and all other amounts payable, would become immediately due and payable.

         Our failure to obtain shareholder approval before the issuance of the common stock underlying the notes and warrants could also result in our common stock being delisted by Nasdaq for not complying with the Nasdaq 20% limitation. If our shares are delisted from the Nasdaq Small Cap Market, the marketability and liquidity of our shares would be adversely affected.

         Should our shareholders approve this proposal, then the convertible notes would, at Stonestreet's option, be convertible into shares of common stock and the warrants would be exercisable for shares of common stock. As described above, the number of shares of common stock into which the convertible notes are convertible is based on the market price of our common stock. As the market price of our common stock decreases, the number of shares we will have to issue upon conversion of the notes will increase, as illustrated in the following table:

              Conversion Price     Total Number of Shares Issuable    % of Outstanding Common Stock That Would
                                      (Including Warrants)/(1)/               Be Held by Stonestreet/(3)/
          ------------------------------------------------------------------------------------------------------
                  $0.20/(2)/                  2,606,893                                14.6%
                  $0.15                       3,448,080                                18.5%
                  $0.10                       5,130,453                                25.2%
                  $0.05                      10,177,573                                40.1%

         (1) Based on conversion of the $500,000 in notes, payment of accrued interest of approximately $4,712 as of November 9, 2001 in shares of common stock, and the exercise of warrants to buy 83,333 shares of common stock.

         (2) Conversion price on November 9, 2001. Other conversion prices are based on a 25%, 50% and 75% drop in our stock price of November 9, 2001.

         (3) Based on common stock outstanding as of November 9, 2001. Stonestreet has not converted any of the notes or exercised any of the warrants as of November 9, 2001.

         The actual number of shares of common stock that we may need to issue upon conversion of the notes is indeterminate, and is subject to a number of factors, including the future market price of our common stock and the length of time the notes are held before being converted, which affects the amount of shares issuable for payment of interest due. The future issuance of these additional shares, together with any shares to be issued pursuant to Proposals 3 and 4 described herein, will result in dilution to our shareholders, which dilution may be substantial under certain market conditions. While the issuance of these additional shares could also result in a change of control based on the percentages shown, we believe, based on discussions with Stonestreet that Stonestreet does not desire to take a controlling interest in the Company. Of course, there is no guarantee that Stonestreet will not try to take a controlling interest in the Company or that a change in control will not occur. As of November 9, 2001, Stonestreet had not converted any of the notes or exercised any of the warrants and did not hold any outstanding shares of our common stock.

         Consequences of this Proposal and Proposals 3 and 4. In addition to this proposal, we are also seeking your approval to authorize the issuance of shares of our common stock in connection with two other financings involving convertible notes or debentures and warrants. The terms of these financings are described herein under Proposals 3 and 4. You should take into consideration the combined effect on our capital structure of each of these proposals when deciding on how to vote.

         The following table shows the combined number of shares of our common stock that may be issuable under Proposals 3, 4 and 5 based on various share prices:

                                Total # of Shares Issuable (Including Warrants)/(1)/ based on:

                   Conversion Price     25% Decline in Share     50% Decline in Share      75% Decline in Share
                    as of 11/09/01        Price of 11/09/01        Price of 11/09/01         Price of 11/09/01
-------------------------------------------------------------------------------------------------------------------
Proposal 3             4,389,255              5,760,533                8,564,624                 17,831,418
Proposal 4             2,682,130              3,542,840                5,164,260                 10,328,520
Proposal 5             2,606,893              3,448,080                5,130,453                 10,177,573
                       ---------             ----------               ----------                 ----------
Total                  9,678,278             12,751,453               18,859,337                 38,337,511
                       =========             ==========               ==========                 ==========
% of
Outstanding
Common Stock/(2)/           38.9%                  45.6%                    55.4%                     71.6%

         (1) Based on conversion of total amount of notes or debentures outstanding, payment of interest in shares of common stock and principal outstanding from the date of issuance until November 9, 2001, and the exercise of all warrants to buy shares of common stock.

         (2) Represents the amount the total amount would represent of our common stock outstanding based on the common stock outstanding as of November 9, 2001.

         Depending on the actual number of shares we are required to issue under the financings described in Proposals 3, 4 and 5, we may not have a sufficient number of shares of common stock authorized for such issuances. As a result, on November 14, 2001, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 110,000,000 (100,000,000 of common stock and 10,000,000 of preferred stock)
subject to shareholder approval. Please see Proposal 6 below pursuant to which we are seeking shareholder approval of this amendment to our Articles of Incorporation. Please keep in mind that if you approve Proposals 3, 4 and 5 but do not approve Proposal 6, we may not be able to meet our obligations under the financings because we may not have a sufficient number of authorized shares to issue upon the conversions of the notes and debentures or exercise of the warrants.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 5.


                                   PROPOSAL 6
  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
        AUTHORIZED SHARES FROM 60,000,000 (50,000,000 OF COMMON STOCK AND
      10,000,000 OF PREFERRED STOCK) TO 110,000,000 (100,000,000 OF COMMON
                    STOCK AND 10,000,000 OF PREFERRED STOCK)


         As shown in the table below, depending on the actual number of shares we are required to issue under the financings described in Proposals 3, 4 and 5, we may not have a sufficient number of shares of common stock authorized for such issuances.


               Total shares of common stock authorized for issuance:                        50,000,000
                                                                                            ----------

               Total shares outstanding (as of November 9, 2001):                           15,197,386

               Shares  reserved  for  issuance  under  the 1999  Stock  Option  Plan (as amended):
                                                                                             3,000,000

               Shares reserved for issuance pursuant to outstanding warrants (not including those described in Proposals 3, 4 or 5):

                                                                                             1,273,520
                                                                                            ----------
               Total shares outstanding and reserved:                                       19,470,906
                                                                                            ----------

               Total shares available for issuance as of November 9, 2001:                  30,529,094
                                                                                            ==========


               Total shares needed for issuance under Proposals 3, 4 and 5:

                        Conversion Price as of 11/09/01                                      9,678,278

                        25% Decline in Share Price as of 11/09/01                           12,751,453

                        50% Decline in Share Price as of 11/09/01                           18,859,337

                        75% Decline in Share Price as of 11/09/01                           38,337,511

         As a result, on November 14, 2001, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article Fourth, Section 1 would be amended to read as follows and would be filed with the Nevada Secretary of State:

         FOURTH: Capital Stock

             1. Classes and Number of Shares The total number of shares of all
                ----------------------------
             classes of stock which the Corporation shall have authority to issue is One Hundred and Ten Million (110,000,000) shares consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.001per share (the "Common Stock") and Ten Million (10,000,000) shares of Preferred Stock, par value of $0.001 per share (the "Preferred Stock").

         Shareholder approval of the amendment to our Articles of Incorporation would mean that we would have more shares of common stock available for issuance. The future issuance of these additional shares will result in dilution to our shareholders, which dilution may be substantial under certain market conditions.

         If our shareholders fail to approve this proposal, we may not be able to meet our obligations under the financings described in Proposals 3, 4 and 5 because we may not have a sufficient number of authorized shares to issue upon the conversions of the notes and debentures or exercise of the warrants. The consequences of being unable to issue such shares are described under Proposals 3, 4 and 5.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6.

                                   PROPOSAL 7
                      RATIFICATION OF SELECTION OF AUDITORS

         Our independent auditors for the year ended December 31, 2000 were Stonefield Josephson, Inc., independent public accountants. The Board of Directors has also selected Stonefield Josephson, Inc. to serve as our auditors for the fiscal year ending December 31, 2001. Representatives of Stonefield Josephson, Inc. are not expected to be present at the Annual Meeting.

Audit Fees

         The aggregate fees paid to Stonefield Josephson, Inc. for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and review of the financial statements included in our Form 10-QSBs for the fiscal year totaled $60,706.58.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2000, no fees were billed for professional services related to financial information systems design and implementation by Stonefield Josephson, Inc.

 All Other Fees

         During the fiscal year ended December 31, 2000, no fees were paid to Stonefield Josephson, Inc., other than for audit services described above.

         The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining Stonefield Josephson, Inc.'s independence.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 7.

                                  ANNUAL REPORT

         Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended and as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to the Company at 6333 Greenwich Drive, Suite 240, San Diego, California 92122. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying Proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.

San Diego, California                     By Order of the Board of Directors
November __, 2001

                                  Exhibit "A"
                                  -----------


                          ONE VOICE TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER


     The Audit Committee ("Committee") is a committee of the Board of Directors (the "Board") of One Voice Technologies, Inc. (the "Company"). Its primary function is to assist the Board in fulfilling the Board's oversight responsibilities by reviewing (1) financial information that will be provided to the shareholders and others, (2) systems of internal controls established by management and the Board and (3) the audit process.


     As long as the Company has securities listed on the Nasdaq SmallCap Market and is a small business filer reporting under Regulation S-B promulgated by the Securities and Exchange Commission ("SEC"), the Committee will be made up of at least two members, a majority of which will be independent directors as defined by the rules of Nasdaq. Committee members shall be appointed by, and shall serve at the pleasure of, the Board.

     The Committee is expected to fulfill the following responsibilities:

General

1. Provide an open avenue of communication between the outside auditor and the Board.

2. Consider and review, with the outside auditor, the adequacy of the Company's internal controls including computerized information system controls and security.

3. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

4. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

Oversight of the Outside Auditor

5. Make recommendations to the Board with regard to the nomination, review, compensation and discharge of the outside auditors. The outside auditor will be ultimately accountable to the Committee and the Board.

6. Make recommendations to the Board with regard to appropriate action to be taken to oversee the independence of the outside auditor.

7. Ensure its receipt from the outside auditor of a formal written statement delineating all relationships between the outside auditor and the Company and actively discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

Annual Audit and Interim Statements

8. Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

9. Consider, with management and the outside auditor, the rationale for employing audit firms other than the principal outside auditor.

10. Review, with the outside auditor, the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

11. Review, with management and the outside auditor, at the completion of the annual audit:

     (a)  The Company's annual financial statements and related footnotes.

     (b) The outside auditor's audit of the financial statements and report thereon.

     (c)  Any significant changes required in the outside auditor's audit plan.

     (d) Any serious difficulties or disputes with management encountered during the course of the audit.

     (e) Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

12. Review with management and the outside auditor interim financial statements before they are filed with the SEC or other regulators.

     The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

     The Committee shall meet at least four (4) times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary. The Committee will review and reassess the adequacy of this charter annually.

     The Committee will perform such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board. The duties and responsibilities of a Committee member are in addition to those duties set out for a member of the Board.

                                  Exhibit "B"
                                  -----------

                          ONE VOICE TECHNOLOGIES, INC.

                           THIRD AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

1.   PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an
     -------
incentive to, and to encourage stock ownership by, certain eligible participants rendering services to One Voice Technologies, Inc., a Nevada corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation. The Plan is a restatement in the entirety of the Plan.

2.   ADMINISTRATION.
     --------------

     2.1.  Committee. The Plan shall be administered by the Board of Directors
           ---------
of the Corporation (the "Board of Directors") or a committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation (S) 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

     2.2.  Term. If the Board of Directors selects a Committee, the members of
           ----
the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

     2.3.  Authority. The Committee shall have sole discretion and authority to
           ---------
grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete discretion and authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

     2.4.  Type of Option. The Committee shall have full authority and
           --------------
discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

     2.5.  Interpretation. The interpretation and construction by the Committee
           --------------
of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.   ELIGIBILITY.
     -----------

     3.1   General. All directors, officers, employees of and consultants to the
           -------
Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A," as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant. No employee shall be granted more than 500,000 options in any one-year period.

     3.2.  Termination of Eligibility.
           --------------------------

           3.2.1. If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date of the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations ss. 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

           3.2.2. If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement. The Board of Directors shall have complete discretion and authority to determine whether the termination of the option is for cause.

     3.3.  Death of Optionee and Transfer of Option. In the event an optionee
           ----------------------------------------
shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance but not later than the expiration of the option by its terms. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of descent and distribution.

     3.4.  Limitation on Incentive Options. No person shall be granted any
           -------------------------------
Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4.   IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the
     -----------------------
options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 3,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of ss. 260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5.   TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan
     -------------------------------
shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

     5.1.  Number of Shares. Each option shall state the number of shares of
           ----------------
Stock to which it pertains.

     5.2.  Option Exercise Price. Each option shall state the option exercise
           ---------------------
price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

     5.3.  Term of Option. The term of an option granted hereunder shall be
           --------------
determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

     5.4.  Method of Exercise. An option shall be exercised by written notice to
           ------------------
the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

     5.5.  Medium and Time of Payment. The option exercise price shall be
           --------------------------
payable in full on or before the option Exercise Date in any one of the following alternative forms:

           5.5.1.    Full payment in cash or certified bank or cashier's check;

           5.5.2. A Promissory Note (as defined below), in the discretion of the Committee;

           5.5.3. Full payment in shares of Stock or other securities of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

           5.5.4. Through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to
(a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

           5.5.5. A combination of the consideration set forth in Sections 5.5.1, 5.5.2, 5.5.3 and 5.5.4 equal to the option exercise price; or

           5.5.6. Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant, and any other method of payment established by the Committee with respect to Non-Qualified Options.

     5.6.  Fair Market Value. The fair market value of a share of Stock on any
           -----------------
relevant date shall be determined in accordance with the following provisions:

           5.6.1. If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account the factors found in ss. 260.140.50 of Title 10, California Code of Regulations and such other factors as the Committee shall deem appropriate.

           5.6.2. If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

           5.6.3. If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     5.7.  Promissory Note. Subject to the requirements of applicable state or
           ---------------
Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or
(iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

     5.8.  Rights as a Shareholder. An optionee or successor shall have no
           -----------------------
rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

     5.9.  Modification, Extension and Renewal of Options. Subject to the terms
           ----------------------------------------------
and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

     5.10. Vesting and Restrictions. The Committee shall have complete authority
           ------------------------
and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or "vest" at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or "vest," subject to the condition of continued employment and/or continued service on the Board of Directors, as appropriate. The maximum vesting period for options granted to officers or directors will be five years from the date of grant.

     5.11. Other Provisions. The Stock Option Agreements shall contain such
           ----------------
other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
     ------------------------------------------

     6.1.  Subdivision or Consolidation. Subject to any required action by
           ----------------------------
shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

     6.2.  Capital Transactions. Upon a sale or exchange of all or substantially
           --------------------
all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options. The Corporation shall, subject to any applicable nondisclosure agreements binding the Corporation, attempt to provide optionees at least 15 days notice of the option termination date under this Section 6.2. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Corporation in any two-year period or a transaction similar to a Capital Transaction.

     6.3.  Adjustments. To the extent that the foregoing adjustments relate to
           -----------
stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     6.4.  Ability to Adjust. The grant of an option pursuant to the Plan shall
           -----------------
not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     6.5.  Notice of Adjustment. Whenever the Corporation shall take any action
           --------------------
resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

     6.6.  Limitation on Adjustments. Any adjustment, assumption or substitution
           -------------------------
of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7.   NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged,
     ----------------
assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8.   NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor
     ----------------------
anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

9.   TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the
     ------------
Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

10.  AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may,
     ---------------------
subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

11.  APPLICATION OF FUNDS. The proceeds received by the Corporation from the
     --------------------
sale of Stock pursuant to options may be used for general corporate purposes.

12.  RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall
     ---------------------
at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

13.  NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not
     --------------------------------
impose any obligation upon the optionee to exercise such option.

14.  APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take
     -----------------------------------------------
effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

15.  WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this
     -----------------
Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

16.  PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be
     ------------------
accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

17.  SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the
     --------------------------
Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or registration or qualification under any applicable state securities law.

18.  RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon
     -------------------
exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Committee.

19.  NOTICES. Any notice to be given under the terms of the Plan shall be
     -------
addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

20.  INFORMATION TO PARTICIPANTS. The Corporation shall make available to all
     ---------------------------
holders of options the information required pursuant to (S) 260.140.46 of the California Code of Regulations.


As originally adopted by the Board of Directors as of July 14, 1999, amended on July 11, 2000, amended and restated on September 22, 2000, further amended and restated on November 22, 2000, as further amended on January 4, 2001 and as further amended on [_________________________], 2001.



                                                 ONE VOICE TECHNOLOGIES, INC.,
                                                 a Nevada corporation


                                                 By: /s/ Dean Weber
                                                     ---------------------------
                                                     Dean Weber, President

                                   EXHIBIT "A"

                               ____________, 20__

One Voice Technologies, Inc.
6333 Greenwich Drive, Suite 240
San Diego, CA 92122

     Re: Third Amended and Restated 1999 Stock Option Plan
         -------------------------------------------------

To Whom It May Concern:


This letter is delivered to One Voice Technologies, Inc., a Nevada corporation (the "Corporation"), in connection with the grant to _______________ (the "Optionee") of an option (the "Option") to purchase __________ shares of common stock of the Corporation (the "Stock") pursuant to the Third Amended and Restated One Voice Technologies, Inc. 1999 Stock Option Plan dated July 14, 1999, as amended on July 11, 2000, amended and restated on September 22, 2000, further amended and restated on November 22, 2000, as further amended on January 4, 2001 and as further amended on [_________________________], 2001 (the
"Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.


     The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options orother rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

     In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

     2. The Optionee acknowledges receipt of a prospectus regarding the Plan which includes the information required by Section (a)(1) of Rule 428 under the Securities Act of 1933.

     3. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

     4. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

     5.   The Optionee is a resident of the State of ____________________.

     6. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

     The foregoing representations and warranties are given on _______________, 20__ at ___________ _________________.

                                               OPTIONEE:

                                               _________________________________

                                   EXHIBIT "B"

                               ____________, 20__

One Voice Technologies, Inc.
6333 Greenwich Drive, Suite 240
San Diego, CA 92122

     Re: Third Amended and Restated 1999 Stock Option Plan
         -------------------------------------------------

To Whom It May Concern:


     I (the "Optionee") hereby exercise my right to purchase _________ shares of common stock (the "Stock") of One Voice Technologies, Inc., a Nevada corporation (the "Corporation"), pursuant to the Third Amended and Restated One Voice Technologies, Inc. 1999 Stock Option Plan dated July 14, 1999, as amended on July 11, 2000, amended and restated on September 22, 2000, further amended and restated on November 22, 2000, as further amended on January 4, 2001 and as further amended on [_________________________], 2001 (the "Plan"), and the Stock
Option Agreement (the "Agreement") dated ______________, 20__. As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (spouse), as (style of vesting) ).
           ------       ------------------


     The Optionee hereby represents as follows:

     1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

     2.   The Optionee is a resident of the State of ____________________.

     3. The Optionee represents and agrees that if the Optionee is an "affiliate" (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.

     The foregoing representations and warranties are given on ________________, 20__ at ___________ _________________.


                                             OPTIONEE:


                                             ___________________________________

                                 [Form of Proxy]

                          ONE VOICE TECHNOLOGIES, INC.

                         6333 Greenwich Drive, Suite 240
                           San Diego, California 92122

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned, as a shareholder of common stock of One Voice Technologies, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on December 20, 2001, at 10:00 a.m. Pacific time, at the Embassy Suites Hotel, 4550 La Jolla Village Drive, San Diego, California 92122, and hereby further revokes all previous proxies and appoints Dean Weber or George H. Kaelin, III, as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to hold office until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified:


                                 Dean Weber
                                 George H. Kaelin, III
                                 Rahoul Sharan
                                 Bradley J. Ammon

         [_] AUTHORITY GRANTED to vote for    [_] AUTHORITY WITHHELD to vote for
             nominees listed above, except        all nominees listed above.
             as indicated to the contrary
             below.


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                         -------------------------------

(2) The approval of the Company's Third Amended and Restated 1999 Stock Option Plan.

     [_] FOR                     [_] AGAINST                   [_] ABSTAIN


(3) To authorize the issuance of a sufficient number of shares of the Company's common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with Nevelle Investors LLC, dated October 3, 2000, pursuant to which the Company issued $2,000,000 in debentures convertible into the Company's common stock and warrants to buy 231,884 shares of the Company's common stock.


     [_] FOR                     [_] AGAINST                   [_] ABSTAIN


(4) To authorize the issuance of a sufficient number of shares of the Company's common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with Laurus Master Fund, Ltd., dated September 7, 2001, pursuant to which the Company issued $600,000 in notes convertible into the Company's common stock and warrants to buy 100,000 shares of the Company's common stock.


     [_] FOR                     [_] AGAINST                   [_] ABSTAIN


(5) To authorize the issuance of a sufficient number of shares of the Company's common stock to allow the Company to meet its obligations under a Securities Purchase Agreement with Stonestreet Limited Partnership, dated September 28, 2001, pursuant to which the Company issued $500,000 in notes convertible into the Company's common stock and warrants to buy 83,333 shares of the Company's common stock.

     [_] FOR                     [_] AGAINST                   [_] ABSTAIN

(6) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 60,000,000 (50,000,000 of common stock and 10,000,000 of preferred stock) to 110,000,000 (100,000,000 of common stock and 10,000,000 of preferred stock).

     [_] FOR                     [_] AGAINST                   [_] ABSTAIN

(7) The ratification of the selection of Stonefield Josephson, Inc. as the Company's auditors for the fiscal year ending December 31, 2001.


     [_] FOR                     [_] AGAINST                   [_] ABSTAIN


(8) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.


     The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

                            Dated: ______________________, 2001


                            ____________________________________________________
                              (Signature)



                            ____________________________________________________
                              (Signature of joint owner or additional trustee)


                            Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY VIA FASCIMILE AT
(303) 777-3094 OR BY USING THE ENCLOSED ENVELOPE.